SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 20, 2006

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

(Former Name or Former Address, if Changed Since Last Report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)     Departure of Directors or Principle Officers.

On June 15, 2006 Dennis Mullins, Vice President and General Cousel, announced he would be leaving Tejon Ranch Company. Mr. Mullins is departing for personal reasons. Mr. Mullins will work with the Company through June 23, 2006 and will be on a retainer for future consulting purposes.

Item 5.02(d)     Appointment of New Director

On June 15, 2006 Barbara Grimm-Marshall was elected to the Board of Directors of Tejon Ranch Company. It is anticipated that Mrs. Grimm-Marshall will be appointed to the audit committee of the Board. No related-party transactions currently exist between the Company and Mrs. Grimm-Marshall, and she will serve pursuant to the standard agreement that the Company has with its other Board members.

Item 9.01     Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release date June 15, 2006 announcing the election of Barbara Grimm-Marshall to the Company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2006	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Vice President, and Chief Financial Officer

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